LETTERHEAD OF KPMG PEAT MARWICK LLP
                                 345 Park Avenue
                            New York, New York 10154


                         Report of Independent Auditors

The Board of Directors and Stockholder
Financial Guaranty Insurance Company

We have audited the accompanying balance sheets of Financial Guaranty Insurance Company as of December 31, 1995 and 1994, and the related statements of income, stockholder's equity, and cash flows for each of the years in the three year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the accounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Financial Guaranty Insurance Company as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the years in the three year period then ended in conformity with generally accepted accounting principles.

As described in notes 6 and 2, respectively, in 1993, the Company changed its methods of accounting for multiple-year retrospectively rated reinsurance contracts and for the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.


                                           /s/ KPMG PEAT MARWICK LLP

January 19, 1996